Okta Announces Strong Third Quarter Results
•Q3 revenue grew 61% year-over-year; subscription revenue grew 63% year-over-year
•Remaining performance obligations (RPO) grew 49% year-over-year to $2.35 billion
•Increases revenue and operating profit outlook for fiscal 2022
•Okta and Okta (Auth0) Both Named as Leaders in 2021 Gartner® Magic Quadrant™ for Access Management; Okta positioned highest in Ability to Execute

SAN FRANCISCO – December 1, 2021 – Okta, Inc. (Nasdaq: OKTA), the leading independent identity provider, today announced financial results for its third quarter ended October 31, 2021.

"Our strong third quarter results reflect the continued shift to Identity-First architectures and the critical adoption of Zero Trust security environments, which are both propelling our market leading position," said Todd McKinnon, Chief Executive Officer and co-founder of Okta. "We’re maintaining the momentum of both Okta and Auth0 and are making great progress on the integration. We’re already seeing early success cross-selling into each other’s customer bases and are on our way to capturing more of the massive identity market faster together."

Third Quarter Fiscal 2022 Financial Highlights:
•Revenue: Total revenue was $351 million, an increase of 61% year-over-year. Subscription revenue was $337 million, an increase of 63% year-over-year. On an Okta standalone basis (excluding $46 million attributable to Auth0), total revenue grew 40%.
•Remaining Performance Obligations (RPO): RPO, or subscription backlog, was $2.35 billion, an increase of 49% year-over-year. Current RPO, which is contracted subscription revenue expected to be recognized over the next 12 months, was $1.18 billion, up 57% compared to the third quarter of fiscal 2021.
•Calculated Billings: Total calculated billings, net of acquired deferred revenue, was $389 million, an increase of 54% year-over-year. Calculated billings includes the effect of billings process improvements that were enacted at the end of the first quarter of fiscal 2022. Excluding these changes, calculated billings would have been $387 million, an increase of 53% year-over-year.
•GAAP Operating Loss: GAAP operating loss was $199 million, or 57% of total revenue, compared to a GAAP operating loss of $52 million, or 24% of total revenue, in the third quarter of fiscal 2021.
•Non-GAAP Operating Income/Loss: Non-GAAP operating loss was $10 million, or (3)% of total revenue, compared to non-GAAP operating income of $6 million, or 3% of total revenue, in the third quarter of fiscal 2021.
•GAAP Net Loss: GAAP net loss was $221 million, compared to a GAAP net loss of $73 million in the third quarter of fiscal 2021. GAAP net loss per share was $1.44, compared to a GAAP net loss per share of $0.56 in the third quarter of fiscal 2021. GAAP net loss and GAAP net loss per share include $120 million and $0.78, respectively, attributable to Auth0 in the third quarter of fiscal 2022.
•Non-GAAP Net Income/Loss: Non-GAAP net loss was $11 million, compared to non-GAAP net income of $6 million in the third quarter of fiscal 2021. Non-GAAP basic and diluted net loss per share was $0.07, compared to non-GAAP basic and diluted net income per share of $0.04 in the third quarter of fiscal 2021.
•Cash Flow: Net cash provided by operations was $37 million, or 11% of total revenue, compared to net cash provided by operations of $43 million, or 20% of total revenue, in the third quarter of fiscal 2021. Free cash flow was $33 million, or 10% of total revenue, compared to $42 million, or 19% of total revenue, in the third quarter of fiscal 2021.
•Cash, cash equivalents, and short-term investments were $2.48 billion at October 31, 2021.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.

Financial Outlook:
Okta's financial outlook for the fourth quarter and full year fiscal 2022 includes the expected contribution from the acquisition of Auth0, net of purchase accounting adjustments.
For the fourth quarter of fiscal 2022, the Company expects:
•Total revenue of $358 million to $360 million, representing a growth rate of 53% year-over-year;
•Non-GAAP operating loss of $35 million to $34 million; and
•Non-GAAP net loss per share of $0.25 to $0.24, assuming weighted-average shares outstanding of approximately 154 million.

For the full year fiscal 2022, the Company now expects:
•Total revenue of $1.275 billion to $1.277 billion, representing a growth rate of 53% year-over-year;
•Non-GAAP operating loss of $85 million to $84 million; and
•Non-GAAP net loss per share of $0.53 to $0.52, assuming weighted-average shares outstanding of approximately 147 million.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share to their most directly comparable GAAP measures because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP operating loss and non-GAAP net loss per share are not available without unreasonable effort.

Gartner Magic Quadrant:
Finally, Okta is pleased to highlight its recognition as a Leader in the 2021 Gartner Magic Quadrant for Access Management. The report evaluated 12 vendors on 15 criteria and placed both Okta and Okta (Auth0) in the Leaders Quadrant. This marks the fifth consecutive year in which Okta has been named a Leader, and the first for Okta (Auth0).

Conference Call Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on December 1, 2021 to discuss the results and outlook. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the conference call. The live video webcast of the conference call will be accessible from the Okta investor relations website at investor.okta.com.

Gartner Disclaimers:
GARTNER and MAGIC QUADRANT are registered trademarks and service marks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved. Gartner does not endorse any vendor, product or service depicted in its research publications and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s Research & Advisory organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net margin, non-GAAP net income (loss) per share, basic and diluted, free cash flow, free cash flow margin, current calculated billings and calculated billings. Certain of these non-GAAP financial measures exclude stock-based compensation, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt discount and debt issuance costs and loss on early extinguishment and conversion of debt.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning and expected benefits that will be derived from the Auth0 transaction. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, the market for our products may develop more slowly than expected or than it has in the past; our results of operations may fluctuate more than expected; there may be significant fluctuations in our results of operations and cash flows related to our revenue recognition or otherwise; the impact of COVID-19, related public health measures and any associated economic downturn on our business and results of operations may be more than we expect; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could damage our reputation; we could experience interruptions or performance problems associated with our technology, including a service outage; we may not be able to pay off our convertible senior notes when due; global economic conditions could deteriorate; we may not achieve expected synergies and efficiencies of operations between Okta and Auth0, and we may not be able to successfully integrate the companies. Further information on potential factors that could affect our financial results is included in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta is the leading independent identity provider. The Okta Identity Cloud enables organizations to securely connect the right people to the right technologies at the right time. With more than 7,000 pre-built integrations to applications and infrastructure providers, Okta provides simple and secure access to people and organizations everywhere, giving them the confidence to reach their full potential. More than 14,000 organizations, including JetBlue, Nordstrom, Siemens, Slack, Takeda, Teach for America, and Twilio, trust Okta to help protect the identities of their workforces and customers.
Okta uses its investor.okta.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Investor Contact:
Dave Gennarelli
investor@okta.com

Media Contact:
Adam Simons
press@okta.com

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenue:
Subscription	$336,702	$206,743	$879,881	$571,213
Professional services and other	13,978	10,636	37,305	29,471
Total revenue	350,680	217,379	917,186	600,684
Cost of revenue:
Subscription(1)	91,048	44,762	227,903	121,420
Professional services and other(1)	18,626	12,146	49,000	35,121
Total cost of revenue	109,674	56,908	276,903	156,541
Gross profit	241,006	160,471	640,283	444,143
Operating expenses:
Research and development(1)	130,535	58,150	321,805	160,510
Sales and marketing(1)	203,878	109,812	548,749	312,177
General and administrative(1)	105,149	44,485	322,406	121,019
Total operating expenses	439,562	212,447	1,192,960	593,706
Operating loss	(198,556)	(51,976)	(552,677)	(149,563)
Interest expense	(23,144)	(22,368)	(68,776)	(50,063)
Interest income and other, net	1,056	1,878	7,622	10,737
Loss on early extinguishment and conversion of debt	—	(89)	(179)	(2,263)
Interest and other, net	(22,088)	(20,579)	(61,333)	(41,589)
Loss before provision for (benefit from) income taxes	(220,644)	(72,555)	(614,010)	(191,152)
Provision for (benefit from) income taxes	667	209	(6,785)	(626)
Net loss	$(221,311)	$(72,764)	$(607,225)	$(190,526)

Net loss per share, basic and diluted	$(1.44)	$(0.56)	$(4.17)	$(1.51)

Weighted-average shares used to compute net loss per share, basic and diluted	153,756	128,813	145,782	126,222

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cost of subscription revenue	$13,455	$6,090	$33,843	$15,229
Cost of professional services and other	3,376	2,113	8,879	5,924
Research and development	56,573	17,546	129,998	44,434
Sales and marketing	39,248	14,368	101,602	38,693
General and administrative	43,133	13,535	133,289	35,494
Total stock-based compensation expense	$155,785	$53,652	$407,611	$139,774

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	October 31,	January 31,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$372,372	$434,607
Short-term investments	2,109,687	2,121,584
Accounts receivable, net of allowances	253,568	194,818
Deferred commissions	60,465	45,949
Prepaid expenses and other current assets	56,776	81,609
Total current assets	2,852,868	2,878,567
Property and equipment, net	60,751	62,783
Operating lease right-of-use assets	154,522	149,604
Deferred commissions, noncurrent	145,655	108,555
Intangible assets, net	336,354	27,009
Goodwill	5,401,343	48,023
Other assets	45,480	24,256
Total assets	$8,996,973	$3,298,797
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,547	$8,557
Accrued expenses and other current liabilities	91,516	53,729
Accrued compensation	109,233	71,906
Convertible senior notes, net	15,956	908,684
Deferred revenue	759,914	502,738
Total current liabilities	988,166	1,545,614
Convertible senior notes, net, noncurrent	1,793,970	857,387
Operating lease liabilities, noncurrent	179,205	179,518
Deferred revenue, noncurrent	17,958	10,860
Other liabilities, noncurrent	33,119	11,375
Total liabilities	3,012,418	2,604,754

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	15	12
Class B common stock	1	1
Additional paid-in capital	7,558,816	1,656,096
Accumulated other comprehensive income	404	5,390
Accumulated deficit	(1,574,681)	(967,456)
Total stockholders’ equity	5,984,555	694,043
Total liabilities and stockholders' equity	$8,996,973	$3,298,797

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended October 31,
	2021	2020(1)
Cash flows from operating activities:
Net loss	$(607,225)	$(190,526)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	407,611	139,774
Depreciation, amortization and accretion	76,631	23,694
Amortization of debt discount and issuance costs	64,478	47,261
Amortization of deferred commissions	40,041	28,428
Deferred income taxes	(13,606)	(2,414)
Non-cash charitable contributions	5,649	4,662
Loss on early extinguishment and conversion of debt	179	2,263
(Gain) loss on strategic investments	(5,665)	628
Other, net	(267)	3,887
Changes in operating assets and liabilities:
Accounts receivable	(29,561)	(10,547)
Deferred commissions	(92,183)	(51,837)
Prepaid expenses and other assets	5,356	(6,794)
Operating lease right-of-use assets	16,564	13,979
Accounts payable	(195)	1,377
Accrued compensation	19,488	37,863
Accrued expenses and other liabilities	22,537	2,442
Operating lease liabilities	(17,280)	(11,750)
Deferred revenue	198,035	60,663
Net cash provided by operating activities	90,587	93,053
Cash flows from investing activities:
Capitalization of internal-use software costs	(2,348)	(3,530)
Purchases of property and equipment	(5,800)	(11,297)
Purchases of securities available for sale and other	(1,333,617)	(1,845,958)
Proceeds from maturities and redemption of securities available for sale	1,118,448	386,774
Proceeds from sales of securities available for sale and other	228,344	206,129
Payments for business acquisitions, net of cash acquired	(215,129)	—
Net cash used in investing activities	(210,102)	(1,267,882)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	1,134,841
Payments for repurchases and conversions of convertible senior notes	(26)	(447)
Proceeds from hedges related to convertible senior notes	2	195,046
Payments for warrants related to convertible senior notes	—	(175,399)
Purchases of capped calls related to convertible senior notes	—	(133,975)
Proceeds from stock option exercises	41,054	33,570
Proceeds from shares issued in connection with employee stock purchase plan	17,417	12,821
Net cash provided by financing activities	58,447	1,066,457
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	(494)	121
Net decrease in cash, cash equivalents and restricted cash	(61,562)	(108,251)
Cash, cash equivalents and restricted cash at beginning of period	448,630	531,953
Cash, cash equivalents and restricted cash at end of period	$387,068	$423,702
(1) The condensed consolidated statement of cash flows for the prior period has been adjusted to conform to current period presentation.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define Non-GAAP gross profit and Non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Gross profit	$241,006	$160,471	$640,283	$444,143
Add:
Stock-based compensation expense included in cost of revenue(1)	16,831	8,203	42,722	21,153
Amortization of acquired intangibles	11,335	1,593	23,056	4,780
Acquisition and integration-related expenses(2)	658	—	1,316	—
Non-GAAP gross profit	$269,830	$170,267	$707,377	$470,076
Gross margin	69%	74%	70%	74%
Non-GAAP gross margin	77%	78%	77%	78%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.
Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin
We define Non-GAAP operating income (loss) and Non-GAAP operating margin as GAAP operating loss and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Operating loss	$(198,556)	$(51,976)	$(552,677)	$(149,563)
Add:
Stock-based compensation expense(1)	155,785	53,652	407,611	139,774
Non-cash charitable contributions	1,986	2,245	5,649	4,662
Amortization of acquired intangibles	21,204	1,593	42,795	4,780
Acquisition and integration-related expenses(2)	10,060	—	46,664	—
Non-GAAP operating income (loss)	$(9,521)	$5,514	$(49,958)	$(347)
Operating margin	(57)%	(24)%	(60)%	(25)%
Non-GAAP operating margin	(3)%	3%	(5)%	—%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.
Non-GAAP Net Income (Loss), Non-GAAP Net Margin and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted
We define Non-GAAP net income (loss) and Non-GAAP net margin as GAAP net loss and GAAP net margin,

adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt discount and debt issuance costs and loss on early extinguishment and conversion of debt.
We define Non-GAAP net income (loss) per share, basic, as Non-GAAP net income (loss) divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted.
We define Non-GAAP net income (loss) per share, diluted, as Non-GAAP net income (loss) divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding and related warrants. In addition, Non-GAAP net income (loss) per share, diluted, includes the anti-dilutive impact of our note hedge and capped call agreements on convertible senior notes outstanding. Accordingly, we did not record any adjustments to Non-GAAP net income (loss) for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Net loss	$(221,311)	$(72,764)	$(607,225)	$(190,526)
Add:
Stock-based compensation expense(1)	155,785	53,652	407,611	139,774
Non-cash charitable contributions	1,986	2,245	5,649	4,662
Amortization of acquired intangibles	21,204	1,593	42,795	4,780
Acquisition and integration-related expenses(2)	10,060	—	46,664	—
Amortization of debt discount and debt issuance costs	21,698	20,931	64,478	47,261
Loss on early extinguishment and conversion of debt	—	89	179	2,263
Non-GAAP net income (loss)	$(10,578)	$5,746	$(39,849)	$8,214

Net margin	(63)%	(33)%	(66)%	(32)%
Non-GAAP net margin	(3)%	3%	(4)%	1%

Weighted-average shares used to compute net loss per share, basic and diluted	153,756	128,813	145,782	126,222
Non-GAAP weighted-average effect of potentially dilutive securities	—	14,579	—	15,714
Non-GAAP weighted-average shares used to compute non-GAAP net income (loss) per share, diluted	153,756	143,392	145,782	141,936

Net loss per share, basic and diluted	$(1.44)	$(0.56)	$(4.17)	$(1.51)
Non-GAAP net income (loss) per share, basic	$(0.07)	$0.04	$(0.27)	$0.07
Non-GAAP net income (loss) per share, diluted	$(0.07)	$0.04	$(0.27)	$0.06
(1)    See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define Free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized internal-use software costs. Free cash flow margin is calculated as Free cash flow divided by total revenue.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$37,120	$43,426	$90,587	$93,053
Less:
Purchases of property and equipment	(1,766)	(628)	(5,800)	(11,297)
Capitalization of internal-use software costs	(1,970)	(1,204)	(2,348)	(3,530)
Free cash flow	$33,384	$41,594	$82,439	$78,226
Net cash provided by (used in) investing activities	$101,459	$(595,621)	$(210,102)	$(1,267,882)
Net cash provided by financing activities	$9,214	$5,210	$58,447	$1,066,457
Free cash flow margin	10%	19%	9%	13%
Calculated Billings
We define Calculated billings as total revenue plus the change in deferred revenue, net of acquired deferred revenue, and less the change in unbilled receivables, net of acquired unbilled receivables, in the period.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Total revenue	$350,680	$217,379	$917,186	$600,684
Add:
Deferred revenue, current (end of period)	759,914	424,765	759,914	424,765
Unbilled receivables, current (beginning of period)	3,409	2,113	2,604	1,026
Acquired unbilled receivables, current	—	—	2,327	—
Less:
Deferred revenue, current (beginning of period)	(721,808)	(391,246)	(502,738)	(365,236)
Unbilled receivables, current (end of period)	(5,085)	(2,427)	(5,085)	(2,427)
Acquired deferred revenue, current	(900)	—	(61,422)	—
Current calculated billings	386,210	250,584	1,112,786	658,812
Add:
Deferred revenue, noncurrent (end of period)	17,958	7,349	17,958	7,349
Less:
Deferred revenue, noncurrent (beginning of period)	(15,489)	(5,574)	(10,860)	(6,214)
Acquired deferred revenue, noncurrent	—	—	(4,817)	—
Calculated billings	$388,679	$252,359	$1,115,067	$659,947